THE WESTWOOD FUNDS

                          EXHIBIT TO ITEM 77I
                           AMENDMENT TO THE
                         DECLARATION OF TRUST
                                  OF
                      THE GABELLI WESTWOOD FUNDS

WHEREAS, the Trustees have previously established a trust to carry on the business of an investment company; and

WHEREAS, the Trustees now desire to change the name of the Trust from "The Gabelli Westwood Funds" to "The Westwood Funds";

NOW, THEREFORE, the Trustees hereby declare that this Declaration of Trust is hereby amended as follows:

Article I, Section 1. is hereby amended and restated to read as follows:

                            ARTICLE I
                      NAME AND DEFINITIONS

                 Section 1.  Name.  This Trust
            shall be known as "The Westwood Funds,"
            and the Trustees shall conduct the
            business of the Trust under that name
            or any other name as they may from time
            to time determine.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 29th day of December, 2004.

                                         /s/ Karl Otto Pohl
                                         Karl Otto Pohl

                                         /s/ Anthony J. Colavita
                                         Anthony J. Colavita

                                         /s/ James P. Conn
                                         James P. Conn

                                        /s/ Werner J. Roeder, M.D.
                                        Werner J. Roeder, M.D.

                                       /s/ Salvatore J. Zizza
                                       Salvatore J. Zizza